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                                  EXHIBIT 10.25

                                    GUARANTY

                  This Guaranty is made as of the 22nd day of October 1998, by CONCORDE GAMING CORPORATION, a Colorado corporation, for the benefit of each Lender listed on Exhibit A hereto (collectively the "Lenders" and each a "Lender").

                  Princesa Partners, a Florida general partnership (the "Borrower"), and the Lenders have entered into a Loan Agreement of even date herewith (together with all amendments, modifications and restatements of such Agreement, the "Credit Agreement") setting forth the terms on which the Lenders will make certain advances to the Borrower, the proceeds of which will be used by the Borrower to refinance the Vessel and Equipment and to make an operating capital loan to Bayfront Ventures, a Florida general partnership ("Bayfront"), for use in its Gaming Enterprise.

                  As a condition to making their advances under the Credit Agreement, the Lenders have required the execution and delivery of this Guaranty.

                  The Guarantor indirectly owns an 80% interest in the Borrower and an 80% interest in Bayfront, and accordingly expects to receive direct economic benefits from the advances under the Credit Agreement.

                  ACCORDINGLY, the Guarantor, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

                   1. All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

                   2. The Guarantor hereby absolutely and unconditionally guarantees to the Lenders the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of (i) the Notes, including all interest thereon, and any extensions or renewals thereof and substitutions therefor; and (ii) each and every other sum now or hereafter owing to the Lenders under the Credit Agreement or any other Loan Documents or under any other promissory notes or agreements hereafter entered into by the Borrower (all of said sums being hereinafter called the "Indebtedness").

                   3. The Guarantor will pay all reasonable costs, expenses and attorneys' fees paid or incurred by the Lenders in endeavoring to collect the Indebtedness and in enforcing this Guaranty.

                   4. No act or thing need occur to establish the liability of the Guarantor hereunder, and with the exception of full payment, no act or thing (including, but not limited to, a discharge in bankruptcy of the Indebtedness, and/or the running of the statute of limitations) relating to the Indebtedness which but for this provision could act as a release of the liabilities of the Guarantor hereunder, shall in any way exonerate the Guarantor, or affect,



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impair, reduce or release this Guaranty and the liability of the Guarantor hereunder; and this shall be a continuing, absolute and unconditional guaranty and shall be in force and be binding upon the Guarantor until the Indebtedness is fully paid.

                   5. The liability of the Guarantor hereunder shall not be affected or impaired in any way by any of the following acts or things (which the Lenders are hereby expressly authorized to do, omit or suffer from time to time without notice to or consent of anyone): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Indebtedness; (ii) any extensions or renewal of any Indebtedness (whether or not for longer than the original period) or any modification of the interest rate, maturity or other terms of any Indebtedness; (iii) any waiver or indulgence granted to the Borrower, any delay or lack of diligence in the enforcement of any Notes or any other Indebtedness; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, the Borrower or any other guarantor or other person liable on any Indebtedness; (v) any release, surrender, cancellation or other discharge of any Indebtedness or the acceptance of any instrument in renewal or substitution for any instrument evidencing Indebtedness; (vi) any failure to obtain collateral security (including rights of setoff) for any Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security for any of the Indebtedness; (vii) any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security for any of the Indebtedness; (viii) any assignment, sale, pledge or other transfer of any of the Indebtedness; or (ix) any manner, order or method of application of any payments or credits on any Indebtedness. The Guarantor waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor, dependent on its character as such.

                   6. The Guarantor waives any and all defenses, claims, setoffs and discharges of the Borrower, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert against the Lenders any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, ultra vires acts, usury, illegality or unenforceability which may be available to the Borrower in respect of the Indebtedness, or any setoff available against the Lenders to the Borrower, whether or not on account of a related transaction, and the Guarantor expressly agrees that it shall be and remain liable for any deficiency remaining after foreclosure of any security interest securing any Indebtedness, notwithstanding provisions of law that may prevent the Lenders from enforcing such deficiency against the Borrower. The liability of the Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, the Borrower or any of the Borrower's assets. The Guarantor will not

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assert against the Lenders any claim, defense or setoff available to the
Guarantor against the Borrower.

                   7. The Guarantor also hereby waives: (i) presentment, demand for payment, notice of dishonor or nonpayment, and protest of the Indebtedness;
(ii) notice of the acceptance hereof by the Lenders and of the creation and existence of all Indebtedness; and (iii) notice of any amendment to or modification of any of the terms and provisions of any Loan Documents. The Lenders shall not be required to first resort for payment of the Indebtedness to the Borrower or any other persons or corporations, their properties or estates, or to any collateral, property, liens or other rights or remedies whatsoever.

                   8. Whenever, at any time or from time to time, the Guarantor shall make any payment to the Lenders hereunder, the Guarantor shall notify the Lenders in writing that such payment is made under this Guaranty for such purpose. If any payment applied by the Lenders to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

                   9. No payment by the Guarantor pursuant to any provision hereof shall entitle the Guarantor, by subrogation to the rights of the Lenders or otherwise, to any payment by the Borrower or out of the property of the Borrower until all of the Indebtedness (including interest) and all reasonable costs, expenses and attorneys' fees paid or incurred by the Lenders in endeavoring to collect the Indebtedness and enforcing this Guaranty have been fully paid. The Guarantor will not exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to the Guarantor as to any Indebtedness, or against any person liable therefor, or as to any collateral security therefor, unless and until all such Indebtedness shall have been fully paid and discharged.


                  10. This Guaranty shall constitute a continuing and irrevocable Guaranty, and the Lenders may continue, without notice to or consent by the Guarantor, to make loans and extend other credit or financial accommodation to or for the account of the Borrower in reliance upon this Guaranty until written notice of revocation of this Guaranty shall have been received by the Lenders from the Guarantor. Any such notice of revocation shall not affect this Guaranty in relation to any Indebtedness then existing or created thereafter pursuant to any previous commitment of the Lenders to the Borrower, or any extensions or renewals of any such Indebtedness, and as to all such Indebtedness and extensions or renewals thereof, this Guaranty shall continue effective until the same have been fully paid with interest.

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                  11. This Guaranty shall be binding upon the successors and assigns of the Guarantor, and shall inure to the benefit of the successors and assigns of the Lenders.

                  12. The Guarantor irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in a court of record in the State of Indiana or in the Courts of the United States located in such State, (ii) consents to the jurisdiction of each such court in any suit, action or proceeding, (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  13. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS GUARANTY OR ANY OTHER RELATED LOAN DOCUMENT TO WHICH THE GUARANTOR IS A PARTY.

                  14. The Guarantor hereby covenants with and for the benefit of the Lender that the Guarantor will provide copies of its 10K and 10Q reports to the Servicer within five business days of their filing with the SEC.

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                  IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written. CONCORDE GAMING CORPORATION

                                       By /s/ Jerry L. Baum
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                                         Its President

















             Signature Page to Concorde Gaming Corporation Guaranty

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